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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement (Form S-3) of Jacor Communications, Inc., filed pursuant to Rule 462(b) and which incorporates the previously effective Registration Statement (Form S-3 No. 333-19291) and the Prospectus Supplement dated May 15, 1997 of Jacor Communications, Inc., of our report dated February 21, 1997, with respect to the consolidated financial statements of Premiere Radio Networks, Inc. included in Jacor Communications, Inc.'s Current Report on Form 8-K(A) dated April 7, 1997.

                                          Ernst & Young LLP

Los Angeles, California
May 14, 1997